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Exhibit 5.1

[Letterhead of Sherman & Howard L.L.C.]

May 2, 2005

GCI, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503-2781

  Re:
  GCI, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to GCI, Inc., an Alaska corporation (the "Company"), in connection with the public offering of $70,000,000 aggregate principal amount of the Company's 7.25% Senior Notes Due 2014 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 7.25% Senior Notes Due 2014 (the "Original Notes"). The Exchange Notes will be issued under the Company's Indenture, dated February 17, 2004 (the "Indenture"), between the Company and Union Bank of California, N.A., as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated December 7, 2004 (the "Registration Rights Agreement"), among the Company, Deutsche Bank Securities Inc., Jefferies & Company, Inc. and Calyon Securities (USA) Inc.

        This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion letter, we have examined (i) the Registration Statement on Form S-4 with respect to the Exchange Notes to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act (the "Registration Statement"); (ii) the Registration Rights Agreement; (iii) the Indenture; (iv) the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; (v) the form of the Exchange Notes; (vi) the Bylaws and Articles of Incorporation of the Company and (vii) certain resolutions adopted by the board of directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters. We have also examined such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary to enable us to state the opinions expressed below.

        In expressing the opinions set forth below, to the extent such opinions involve matters of Alaska law, we have, with your consent and without any independent investigation, relied solely and completely on the opinion of Bonnie J. Paskvan, Corporate Counsel to the Company, dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement (the "Alaska Opinion").

        Our opinions are limited to matters governed by the laws of the State of New York and the federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that we have relied upon the Alaska Opinion, the laws of the State of Alaska. We express no opinion as to the application of the laws of any other jurisdiction or the securities or blue sky laws of the various states to the Exchange Offer.

        Based upon the foregoing and subject to our stated limitations, qualifications, exceptions and assumptions, in our opinion:

  When the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Sherman & Howard L.L.C.

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  Exhibit 5.1